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                                                                     EXHIBIT 2.2

                                                 [Club Sales Contract Amendment]

                     AMENDMENT TO AGREEMENT FOR PURCHASE OF
                        REAL ESTATE AND RELATED PROPERTY

                THIS AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE AND RELATED PROPERTY (this "Agreement") is made and entered into as of the 30th day of July, 2001, by and among New Plan Excel Realty Trust, Inc. ("Seller"), a Maryland corporation having offices at 1120 Avenue of the Americas, New York, New York, 10036, and Coolidge-Koenmen LLC ("Purchaser"), a Delaware limited liability company, having offices at c/o Houlihan-Parnes Realtors, LLC, One West Red Oak Lane, White Plains, New York 10604.

                                    RECITALS

                A. Seller and Purchaser have entered into that certain Agreement for Purchase of Real Estate and Related Property dated as of May 10, 2001 (as amended, the "Purchase Agreement").

                B. The parties hereto desire to modify certain terms of the Purchase Agreement.

                NOW THEREFORE, in consideration of the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.      THE CLUB APARTMENTS

                (A) Purchaser hereby consents to Seller causing its Affiliate to enter into that certain Real Estate Sales Contract (the "Club Sales Contract") for the sale of the Club Apartments by New Plan Realty of Alabama, Inc. ("NPA"), an Alabama corporation, to the Homewood City Board of Education, a copy of which is attached hereto.

                (B) Notwithstanding anything in the Purchase Agreement to the contrary, the following shall apply with respect to the Club Apartments:

                        (i) IF THE CLOSING UNDER THE CLUB SALES CONTRACT OCCURS ON OR PRIOR TO THE CLOSING DATE FOR THE PROPERTIES THAT ARE NOT DROPPED PROPERTIES (THE "MAIN CLOSING"), THEN:

                                (a)     Purchaser shall receive a credit against
the Purchase Price at the Main Closing in the amount of the Net Proceeds for the Club Sale, the Purchase Price shall not otherwise be adjusted due to the fact that the Club Apartments was not transferred to Purchaser and any Allocated Earnest Money for the Club Apartments shall be delivered to Seller at the Main Closing, at which time the obligations of Purchaser and Seller with respect to the closing on the Club Apartments under the Purchase Agreement shall be deemed satisfied.

                                (b)     The phrase "Net Proceeds for the Club
Sale" shall mean the following:


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                                1)      The gross amount received under the Club
                                Sales Contract after all adjustments and prorations under the Club Sales Contract;

                                2) less all reasonable out-of pocket costs and expenses (including without limitation, reasonable attorneys' fees, transfer taxes and disbursements) incurred by Seller and NPA in connection with the sale of the Club Apartments under the Club Sales Contract (specifically excluding the costs associated with the preparation and negotiation of the Purchase Agreement and this Agreement), which costs and expenses shall not exceed Twenty Five Thousand Dollars ($25,000), and

                                3) less the Defeasance Costs (as defined below), if any, not otherwise previously reimbursed pursuant to Section 1(B)(iv) hereof.

                        (ii) IF THE CLUB SALES CONTRACT IS TERMINATED ON OR PRIOR TO THE MAIN CLOSING AND:

                                (a)     IF SUCH TERMINATION WAS OTHER THAN
BECAUSE (x) SELLER TERMINATED THE CLUB SALES CONTRACT WITHOUT THE CONSENT OF PURCHASER AS REQUIRED UNDER SECTION 1(B)(iv)(e) OF THIS AGREEMENT OR (y) SUCH CLUB SALES CONTRACT WAS TERMINATED BY THE OTHER PARTY THERETO AS A RESULT OF A WILLFUL DEFAULT BY NPA THEREUNDER (WHICH ACTION OR OMISSION WAS UNDER THE CONTROL OF NPA) (IF THE CLUB SALES CONTRACT IS TERMINATED OTHER THAN AS SET FORTH IN (x) OR (y) IT SHALL BE DEEMED "DULY TERMINATED"), THEN:

                                1)      Seller shall promptly give Purchaser
                                notice that the Club Sales Contract has been terminated (the "Termination Notice"),

                                2) The closing under the Purchase Agreement with respect to the Club Apartments shall be adjourned until the later of (x) the Main Closing and (y) 60 days after Termination Notice is received by Purchaser, and the Closing Date with respect to the Club Apartments, if after the Main Closing, shall be on a day that Coolidge-Koenmen LLC and Seller mutually agree upon but not later than such 60th day or if not a business day on the business day after such 60th day,

                                3) If the closing with respect to the Club Apartments is not contemporaneous with the Main Closing, the Escrowee shall retain Earnest Money for the Club Apartments in the amount of Seven Hundred Fifty Thousand Dollars ($750,000), pursuant to the terms of the Purchase Agreement, and shall not deliver same at the Main Closing pursuant to Section 2(B)(iv) of the Purchase Agreement,


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                                4)      On the Closing Date for the Club
                                Apartments, the closing shall take place in accordance with the terms and conditions set forth in the Purchase Agreement as modified hereby, including, without limitation, the adjustments set forth in Section 5(C) of the Purchase Agreement,

                                5) If the closing with respect to the Club Apartments is not contemporaneous with the Main Closing, Purchaser shall receive a credit against the Purchase Price at the Main Closing (without duplication) in the amount of the Allocated Release Price for the Club Apartments and the Allocated Purchase Price for the rest of the Properties shall be adjusted pursuant to
                                Section 12(A)(vi) of the Purchase Agreement,

                                6)      The Allocated Purchase Price for the
                                Club Apartments at the closing on the Club
                                Apartments after the Main Closing shall be the Allocated Release Price for the Club Apartments, and

                                7)      Purchaser's adjournment rights under
                                Section 5(A) of the Purchase Agreement shall not be changed, however, the Closing Date with respect to the Club Apartments may be after the outside Closing Date described in such Section, and in such event, the Closing Date with respect to the Club Apartments determined pursuant to this Section 1(B)(ii) shall be deemed the original scheduled Closing for the Club Apartments under Section 5(A) and no further adjournment by Purchaser shall be permitted. Seller's adjournment rights under Section 5(A) of the Purchase Agreement shall not be changed.

                                (b)     IF THE CLUB SALES CONTRACT IS TERMINATED
BUT NOT DULY TERMINATED, THEN SELLER SHALL PROMPTLY DELIVER THE TERMINATION NOTICE AND PURCHASER SHALL HAVE THE RIGHT TO CHOOSE EITHER OF THE FOLLOWING OPTIONS, BUT NOT BOTH, (x) TERMINATE THE PURCHASE AGREEMENT ONLY WITH RESPECT TO THE CLUB APARTMENTS UPON WRITTEN NOTICE TO SELLER AND IN WHICH EVENT THE PURCHASE AGREEMENT ONLY WITH RESPECT TO THE CLUB APARTMENTS, WITHOUT FURTHER ACTION OF THE PARTIES, SHALL BECOME NULL AND VOID AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THE PURCHASE AGREEMENT WITH RESPECT TO THE CLUB APARTMENTS, EXCEPT FOR THE FOLLOWING, WHICH SHALL SURVIVE SUCH
TERMINATION: (i) THE RETURN OF THE ALLOCATED EARNEST MONEY WITH RESPECT TO THE CLUB APARTMENTS TO THE PURCHASER, (ii) THE PROVISIONS THAT ARE EXPRESSLY STATED TO SURVIVE THE TERMINATION OF THE PURCHASE AGREEMENT AND (iii) THE PAYMENT OF THE LIQUIDATED DAMAGES (AS DEFINED BELOW IN SECTION 1(H)) BY SELLER TO PURCHASER OR (y) PROCEED TO CLOSE ON THE CLUB APARTMENTS AS FOLLOWS:

                                1) The closing under the Purchase Agreement with respect to the Club Apartments shall be adjourned until the later of (x) the Main Closing and (y) 60 days after Termination Notice is received


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                                by Purchaser, and the Closing Date with respect
                                to the Club Apartments, if after the Main
                                Closing, shall be on a day that Coolidge-Koenmen LLC and Seller mutually agree upon but not later than such 60th day or if not a business day on the business day after such 60th day,

                                2)      On the Closing Date for the Club
                                Apartments, the closing shall take place in accordance with the terms and conditions set forth in the Purchase Agreement as modified hereby, including, without limitation, the adjustments set forth in Section 5(C) of the Purchase Agreement,

                                3) If the closing with respect to the Club Apartments is not contemporaneous with the Main Closing, the Escrowee shall retain Earnest Money for the Club Apartments in the amount of Two Hundred Fifty Thousand Dollars ($250,000), pursuant to the terms of the Purchase Agreement, and shall not deliver same at the Main Closing pursuant to Section 2(B)(iv) of the Purchase Agreement,

                                4) If the closing with respect to the Club Apartments is not contemporaneous with the Main Closing, Purchaser shall receive a credit against the Purchase Price at the Main Closing (without duplication) in the amount of the Allocated Release Price for the Club Apartments and the Allocated Purchase Price for the rest of the Properties shall be adjusted pursuant to
                                Section 12(A)(vi) of the Purchase Agreement,

                                5)      The Allocated Purchase Price for the
                                Club Apartments at the closing on the Club
                                Apartments after the Main Closing shall be the Allocated Release Price for the Club Apartments plus the following adjustment:

                                        a)      The Allocated Purchase Price for
                                        the Club Apartments shall be decreased
                                        by Seven Hundred Fifty Thousand Dollars
                                        ($750,000).

                                6) If the closing on the Club Apartments occurs contemporaneously with the Main Closing, the Purchase Price at the Main Closing shall be subject to the following adjustment:

                                        a)      The Purchase Price shall be
                                        decreased by Seven Hundred Fifty
                                        Thousand Dollars ($750,000).

                                7)      Purchaser's adjournment rights under
                                Section 5(A) of the Purchase Agreement shall not be changed, however, the Closing Date with respect to the Club Apartments may be after the outside


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                                Closing Date described in such Section, and in
                                such event, the Closing Date with respect to the Club Apartments determined pursuant to this
                                Section 1(B)(ii) shall be deemed the original scheduled Closing for the Club Apartments under
                                Section 5(A) and no further adjournment by Purchaser shall be permitted. Seller's adjournment rights under Section 5(A) of the Purchase Agreement shall not be changed.

                        (iii) IF THE CLOSING UNDER THE CLUB SALES CONTRACT DOES NOT OCCUR ON OR PRIOR TO THE MAIN CLOSING AND IF THE CLUB SALES CONTRACT IS NOT TERMINATED ON OR PRIOR TO THE MAIN CLOSING, THEN:

                                (a)     The closing under the Purchase Agreement
with respect to the Club Apartments shall be adjourned until the earlier of the closing under the Club Sales Contract and 60 days after the date on which the Termination Notice is received by Purchaser (in which such event the Closing Date with respect to the Club Apartments shall be on a day that Coolidge-Koenmen LLC and Seller mutually agree upon but not later than such 60th day or if not a business day on the business day after such 60th day),

                                (b)     The Escrowee shall retain Earnest Money
for the Club Apartments in the amount of Seven Hundred Fifty Thousand Dollars ($750,000), pursuant to the terms of the Purchase Agreement, and shall not deliver same at the Main Closing pursuant to Section 2(B)(iv) of the Purchase Agreement,

                                (c)     Purchaser shall receive a credit against
the Purchase Price at the Main Closing (without duplication) in the amount of the Allocated Release Price for the Club Apartments and the Allocated Purchase Price for the rest of the Properties shall be adjusted pursuant to Section 12(A)(vi) of the Purchase Agreement,

                                (d)     If and when closing under the Club Sales
Contract occurs, then Seller or NPA shall immediately pay to Purchaser the amount equal to the Net Proceeds for the Club Sale less the Allocated Release Price for the Club Apartments. The Escrowee shall deliver to Purchaser the Earnest Money for the Club Apartments (i.e. $750,000 plus interest earned thereon) at which time the obligations of Purchaser and Seller with respect to the closing on the Club Apartments under the Purchase Agreement shall be deemed satisfied, and

                                (e)     If on the other hand, the Club Sales
Contract is Duly Terminated after the Main Closing then:

                                1)      Seller shall promptly deliver the
                                Termination Notice and the closing with respect to the Club Apartments shall be adjourned as determined pursuant to Section 1(B)(iii)(a) hereof,

                                2)      On the Closing Date for the Club
                                Apartments, the closing shall take place in accordance with the terms and conditions set forth in the Purchase Agreement as modified hereby, including,


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                                without limitation, the adjustments set forth in
                                Section 5(C) of the Purchase Agreement,

                                3)      The Allocated Purchase Price for the
                                Club Apartments at the closing on the Club
                                Apartments after the Main Closing shall be the Allocated Release Price for the Club Apartments, and

                                4)      Purchaser's adjournment rights under
                                Section 5(A) of the Purchase Agreement shall not be changed, however, the Closing Date with respect to the Club Apartments may be after the outside Closing Date described in such Section, and in such event, the Closing Date with respect to the Club Apartments determined pursuant to this Section 1(B)(iii) shall be deemed the original scheduled Closing for the Club Apartments under Section 5(A) and no further adjournment by Purchaser shall be permitted. Seller's adjournment rights under Section 5(A) of the Purchase Agreement shall not be changed.

                                (f)     IF, ON THE OTHER HAND, THE CLUB SALES
CONTRACT IS TERMINATED BUT NOT DULY TERMINATED AFTER THE MAIN CLOSING THEN SELLER SHALL PROMPTLY DELIVER THE TERMINATION NOTICE AND PURCHASER SHALL HAVE THE RIGHT TO CHOOSE EITHER OF THE FOLLOWING OPTIONS, BUT NOT BOTH, (x) TERMINATE THE PURCHASE AGREEMENT ONLY WITH RESPECT TO THE CLUB APARTMENTS UPON WRITTEN NOTICE TO SELLER AND IN WHICH EVENT THE PURCHASE AGREEMENT ONLY WITH RESPECT TO THE CLUB APARTMENTS, WITHOUT FURTHER ACTION OF THE PARTIES, SHALL BECOME NULL AND VOID AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THE PURCHASE AGREEMENT WITH RESPECT TO THE CLUB APARTMENTS, EXCEPT FOR THE FOLLOWING, WHICH SHALL SURVIVE SUCH TERMINATION: (i) THE RETURN OF THE ALLOCATED EARNEST MONEY WITH RESPECT TO THE CLUB APARTMENTS TO THE PURCHASER, (ii) THE PROVISIONS THAT ARE EXPRESSLY STATED TO SURVIVE THE TERMINATION OF THE PURCHASE AGREEMENT AND (iii) THE PAYMENT OF THE LIQUIDATED DAMAGES (AS DEFINED BELOW IN
SECTION 1(H)) BY SELLER TO PURCHASER OR (y) PROCEED TO CLOSE ON THE CLUB APARTMENTS AS FOLLOWS:

                                1)      The closing with respect to the Club
                                Apartments shall be adjourned as determined pursuant to Section 1(B)(iii)(a) hereof.

                                2)      On the Closing Date for the Club
                                Apartments, the closing shall take place in accordance with the terms and conditions set forth in the Purchase Agreement as modified hereby, including, without limitation, the adjustments set forth in Section 5(C) of the Purchase Agreement,

                                3)      The Allocated Purchase Price for the
                                Club Apartments at the closing on the Club
                                Apartments after the Main Closing shall be the Allocated Release Price for the Club Apartments plus the following adjustment:


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                                        a)      The Allocated Purchase Price for
                                        the Club Apartments shall be decreased
                                        by Seven Hundred Fifty Thousand Dollars
                                        ($750,000).

                                4)      Purchaser's adjournment rights under
                                Section 5(A) of the Purchase Agreement shall not be changed, however, the Closing Date with respect to the Club Apartments may be after the outside Closing Date described in such Section, and in such event, the Closing Date with respect to the Club Apartments determined pursuant to this Section 1(B)(iii) shall be deemed the original scheduled Closing for the Club Apartments under Section 5(A) and no further adjournment by Purchaser shall be permitted. Seller's adjournment rights under Section 5(A) of the Purchase Agreement shall not be changed.

                        (iv) Seller shall use its commercially reasonable efforts to cause the consummation of the sale of the Club Apartments. Seller shall use its commercially reasonable efforts to cause the defeasance of the Bonds ("Defease or the Defeasance") upon or immediately prior to the consummation of the sale of the Club Apartments under the Club Sales Contract, unless the Club Apartments are Condemned. Notwithstanding the foregoing, if the Club Apartments are Condemned, then Seller shall not have the obligation to consummate the closing under the Club Sales Contract or cause the Defeasance in connection therewith. The following provisions shall also govern Defeasance and other matters with respect to this Amendment:

                                (a)     Defeasance shall be at the sole cost and
expense of Purchaser (including, without limitation, (i) all amounts paid to or the value of any securities or investments deposited with any person or entity (including the trustee for the Bonds), but expressly excluding only the amount of the principal balance of such Bonds and (ii) all other costs and expenses incurred by Seller and NPA in connection with the Defeasance (including without limitation, attorneys' and accountants' fees required under the Bond Documents, whether or not same are reasonable (i.e. Bond Counsel's fees or fees of any rating agency, in each case incurred by Seller or NPA) and any and all fees, penalties, premiums or other charges paid to consummate the Defeasance), all such costs and expenses (the "Defeasance Costs"). For clarification purposes, as between Seller, NPA and Purchaser only and not for the benefit of any third party, in connection with any Defeasance, including without limitation, if done pursuant to Section 8(B)(iii) of the Purchase Agreement, the amount of the principal balance of such Bonds (i.e. $6,145,000) paid to, or the value of any securities or investments deposited in the amount of the principal balance of such Bonds (i.e. $6,145,000) with, any person or entity shall be Seller's and NPA's sole cost and responsibility upon any such Defeasance.

                                (b)     Purchaser, except as set forth in
Section 1(D) hereof and in connection with the Courts at Waterford, shall reimburse Seller for all such Defeasance Costs with respect to the Defeasance of the Bonds at the Club Apartments, without duplication, including without limitation, in the event that the Bonds are Defeased pursuant to Section 8(B)(iii) of the Purchase Agreement whether the failure to obtain the Consent or the Bond Counsel's opinion was or was not due to Purchaser's failure to use its good faith efforts or to provide or execute any reasonably requested documents, including without limitation provide


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any reasonable alternate security or credit and/or liquidity enhancements for an entity with a credit rating similar to that of the entity that is proposing to assume the Bond Documents required by the Issuer or Trustee with respect to the assignment of the Bond Documents to Purchaser.

                                (c)     Except as set forth in Section 1(D)
hereof, Seller shall not be obligated to come out of pocket to pay the Defeasance Costs or the amount of the principal balance of such Bonds, but shall use the purchase money proceeds of the sale of the Club Apartments paid by the purchaser under the Club Sales Contract (or the purchase money proceeds of the sale of the Properties paid by Purchaser pursuant to the Purchase Agreement) to purchase obligations of the United States of America in an amount sufficient to pay the principal balance and interest of such Bonds as they become due in connection with the Defeasance, provided, however, same shall not modify Purchaser's reimbursement obligations hereunder with respect to the Defeasance Costs.

                                (d)     Purchaser and Seller shall cooperate to
facilitate the closing under the Club Sales Contract and to consummate the Defeasance.

                                (e)     Neither Seller nor NPA shall (x)
terminate the Club Sales Contract, (y) materially modify the Club Sales Contract or (z) grant, cause, or allow to occur any material waiver of the obligations of the purchaser under the Club Sales Contract (including without limitation, terminating the Club Sales Contract by giving notice under Section 9.20(e) of the Club Sales Contract, provided, however, Seller or NPA may give notice under
Section 9.20(b) if NPA can not accomplish (after using its good faith efforts) the Release (as defined in the Club Sales Contract) as long as Seller simultaneously provides Purchaser with a copy of such notice) without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

                                (f)     Seller shall provide Purchaser with a
copy of the notice it or NPA sends setting the closing under the Club Sales Contract.

                                (g)     If Seller commits any default under the
terms or provisions of this Section 1(B), then Purchaser shall have the right of specific performance, subject to the limitations set forth in Section 10(E) and 4(C) of the Purchase Agreement. If Purchaser commits any default under the terms or provisions of this Section 1(B) then Seller's sole and exclusive remedy shall be as set forth in Section 10(C) of the Purchase Agreement.

                (C) For clarification purposes, if there is a Condemnation that is not a Major Event with respect to the Club Apartments the provisions of
Section 6 of the Purchase Agreement shall govern (assuming the Club Sales Contract is terminated, otherwise the provisions of this Agreement shall remain in effect). For clarification purposes, if there is a Condemnation that is a Major Event with respect to the Club Apartments (assuming the Club Sales Contract is terminated, otherwise the provisions of this Agreement shall remain in effect), Purchaser shall have the right to choose either of the following options, but not both, (x) terminate the Purchase Agreement only with respect to the Club Apartments upon written notice to Seller and in which event the Purchase Agreement only with respect to the Club Apartments, without further action of the parties, shall become null and void and neither party shall have any


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further rights or obligations under the Purchase Agreement with respect to the
Club Apartments, except for the return of the Allocated Earnest Money with respect to the Club Apartments to the Purchaser and the provisions that are expressly stated to survive the termination of the Purchase Agreement and (y) proceed to close on the Club Apartments as follows:

                        (i)     If on or prior to the Main Closing,

                                (a)     Seller shall assign the Net Proceeds to
Purchaser (or deliver to Purchaser if Seller shall have received same) and the Purchase Price shall not otherwise be adjusted due to the fact that the Club Apartments was not transferred to Purchaser and any Allocated Earnest Money for the Club Apartments shall be delivered to Seller at the Main Closing, at which time the obligations of Purchaser and Seller with respect to the closing on the Club Apartments under the Purchase Agreement shall be deemed satisfied.

                        (ii)    If after the Main Closing,

                                (a)     Seller shall assign the Net Proceeds to
Purchaser (or deliver to Purchaser if Seller shall have received same) less the Allocated Release Price for the Club Apartments, less the Defeasance Costs. The Escrowee shall deliver to Purchaser the Earnest Money for the Club Apartments, at which time the obligations of Purchaser and Seller with respect to the closing on the Club Apartments under the Purchase Agreement shall be deemed satisfied.

                (D) Notwithstanding anything herein or in the Purchase Agreement to the contrary, Purchaser shall pay the Defeasance Costs with respect to the Club Apartments whenever the Bonds are Defeased for the Club Apartments, unless Purchaser has duly elected to terminate the Purchase Agreement with respect to the Club Apartments as permitted by this Agreement, in which event Seller shall pay all such Defeasance Costs, if any.

                (E) For clarification purposes, if Seller elects to drop the Club Apartments pursuant to Section 8B of the Purchase Agreement (which will now only occur after a termination of the Club Sales Contract and the failure of Purchaser to assume the Bonds within 60 days after Purchaser's receipt of the Termination Notice) then the time periods that are calculated from the Main Closing in Section 8 and Section 12 of the Purchase Agreement shall be calculated from the expiration of such 60 day period and not from the Main Closing.

                (F) Notwithstanding anything herein or in the Purchase Agreement to the contrary, if the Club Sales Contract is not executed by all parties thereto by the Main Closing, the Club Sales Contract shall be deemed Duly Terminated prior to the Main Closing and the Termination Notice shall be given at the Main Closing and the provisions of Section 1(B)(ii) (a) hereof shall apply.

                (G) For clarification purposes Earnest Money for the Club Apartments in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) that is required to be retained hereunder by the Escrowee is the Allocated Earnest Money for the Club Apartments.

                (H) For purposes of this Agreement "Liquidated Damages" shall mean damages in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) to be paid by


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Seller to Purchaser as liquidated damages (and not as a penalty) if the Club
Sales Contract is terminated but not Duly Terminated and Purchaser elects the option that entitles it to Liquidated Damages under this Agreement. Seller and Purchaser acknowledge and agree that (i) the Liquidated Damages are a reasonable estimate of and bear a reasonable relationship to the damages that would be suffered and costs incurred by Purchaser if the Club Sales Contract is terminated but not Duly Terminated; (ii) the actual damages suffered and costs incurred by Purchaser as a result of the Club Sales Contract being terminated but not Duly Terminated would be extremely difficult and impractical to determine; (iii) Seller seeks to limit its liability under this Agreement with respect to the Club Apartments to the amount of the Liquidated Damages in the event that the Club Sales Contract is terminated but not Duly Terminated; and
(iv) the Liquidated Damages shall be and constitutes valid liquidated damages and are not a penalty.

2.      OTHER MATTERS WITH RESPECT TO THE CLUB APARTMENTS

                (A) For clarification purposes, Seller's right to arrange for the redemption of the Bonds and repayment of the Bond Financing in Section 8(B)(iii) of the Purchase Agreement and anywhere else under the Purchase Agreement, shall be deemed to include defeasance of the Bonds with respect to the Club Apartments. Upon the defeasance with respect to the Club Apartments, only the mortgage and other security documents of record that encumber the Club Apartments shall not be Permitted Exceptions, but any other title exception that was disclosed on the Title Commitment for the Club Apartments shall be a Permitted Exception, including without limitation, the documents set forth on Exhibit A hereto (the "Regulatory Agreement").

                (B) Notwithstanding anything herein or in the Purchase Agreement to the contrary, at the closing with respect to the Club Apartments (assuming such Property is transferred to Purchaser at such closing), Purchaser shall cause the entity that takes title to such Property at the Closing (the "applicable property owner") to assume the Regulatory Agreement, which assumption shall be recorded of record and which assumption shall (x) require that the applicable property owner provide copies of all required certificates, if any, and other correspondence under the Regulatory Agreement be sent at the same time to Seller and (y) require (which requirement can be satisfied by having the recorded assumption run with the land) any future property owner to assume the Regulatory Agreement and provide Seller with the same copies as set forth in subsection 2(B)(x) above, which assumption shall be recorded of record.

                        (i) In addition, Purchaser shall cause the applicable property owner and Mezzanine Borrower to indemnify, defend and hold harmless Seller and the Affiliates and their partners, shareholders and/or members, and their respective officers, directors, employees, and agents, from and against any and all Claims suffered or incurred by Seller or any of such other entities or persons and directly arising out of or in connection with a breach of the obligations of the property owner under the Regulatory Agreement and the use of the Property under the Regulatory Agreement, that occurs after the closing on such Property under the Purchase Agreement, including without limitation, any such Claim due to the taxability of the Bonds. This indemnity shall survive the Closing with respect to such Property.

                                (a)     Such indemnity shall be subject to the
Damage Cap and the Deductible. Such indemnity shall be released upon a transfer of the Club Apartments, but only if Seller is provided with either (x) a complete release of all obligations and liabilities (contingent


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or otherwise), including without limitation, the matters set forth in the indemnity in Section 2(B)(i) hereof, in connection with the Regulatory Agreement which arise or accrue after the date of the closing of the sale of the Club Apartments pursuant to the Purchase Agreement to the applicable property owner and otherwise in a form reasonably acceptable to Seller or (y) an indemnity covering the matters set forth in Section 2(B)(i) hereof and otherwise in a form reasonably acceptable to Seller and from an entity that Seller reasonably approves of (however, if such entity has a net worth equal to or greater than the net worth of the Mezzanine Borrower on the date of the closing under the Purchase Agreement with respect to such Property, then such entity shall be deemed reasonably acceptable to Seller), otherwise such indemnity shall remain in effect.

                        (ii) In addition, if any consent is required by a third party to effectuate the assumption of the Regulatory Agreement, Purchaser and Seller will act in the same manner as they are required to act to obtain the Consent and the Bond Counsel's opinion under Article 8 of the Purchase Agreement.

                (C) Seller shall indemnify, defend and hold harmless Purchaser and its partners, shareholders and/or members, and their respective officers, directors, employees, and agents, from and against any and all Claims suffered or incurred by Purchaser or any of such other entities or persons and directly arising out of or in connection with a breach of the obligations of the Seller, an Affiliate or a property owner that is an affiliate (including without limitation, NPA and New Plan Realty Trust) of either Seller or an Affiliate under the Regulatory Agreement and the use of the Property under the Regulatory Agreement, that occurred on or prior to the closing on such Property under the Purchase Agreement, including without limitation, any such Claim due to the taxability of the Bonds. This indemnity shall survive the Closing with respect to such Property. Such indemnity shall be subject to the Damage Cap and the Deductible.

3.      MISCELLANEOUS

                (A) Defined Terms: All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The term "this Agreement" in the Purchase Agreement shall be deemed to be the Purchase Agreement and all amendments thereto.

                (B) Administration and Interpretation: The administration provisions, including, without limitation, the notice, governing law, and counterparts provisions of the Purchase Agreement are incorporated herein.

                (C) Exhibits: The Recitals to this Agreement and the Exhibits attached hereto are hereby incorporated by reference into the body of this Agreement and made a part hereof.

                (D) Amendment: Except as specifically herein set forth, all of the terms, covenants and conditions of the Purchase Agreement shall remain unmodified, in full force and effect and shall be binding upon the parties hereto and their respective successors and assigns.

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                IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                        SELLER:

                                        NEW PLAN EXCEL REALTY TRUST, INC.



                                        By: /s/ STEVEN F. SIEGEL
                                            ------------------------------------
                                            Name:  Steven F. Siegel
                                            Title: Senior Vice President
                                            Date:

                                        PURCHASER:

                                        COOLIDGE-KOENMEN LLC



                                        By: /s/ FRED STAHL
                                            ------------------------------------
                                            Name:  Fred Stahl
                                            Title: Manager
                                            Date:



                                        By: /s/ CRAIG KOENIGSBERG
                                            ------------------------------------
                                            Name:  Craig Koenigsberg
                                            Title: Manager
                                            Date:


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